Exhibit 99.1

Amneal Pharmaceuticals Appoints Tasos Konidaris as Senior Vice President, Chief Financial Officer

March 11, 2020

BRIDGEWATER, N.J.—(BUSINESS WIRE)— Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) today announced it has appointed Tasos Konidaris as Senior Vice President, Chief Financial Officer, effective March 12, 2020. Mr. Konidaris succeeds Todd Branning, who is no longer serving in this role, but remains available to the Company through March 31, 2020.

Mr. Konidaris brings to Amneal more than 30 years of corporate finance and leadership experience, including in the pharmaceutical and business analytics and data industries. He most recently served as Chief Financial Officer and as a board member of Alcresta Therapeutics, Inc., a medical therapeutics company. Prior to that, he served as Executive Vice President, Chief Financial Officer and Head of Corporate Development of Ikaria, Inc., a pharmaceutical company. Mr. Konidaris also previously served seven years as Senior Vice President and Chief Financial Officer of Dun & Bradstreet Corporation, as well as held various roles of increasing responsibility at Schering-Plough Corporation, Pharmacia Corporation, Novartis Corporation and Bristol-Myers Squibb.

Amneal Co-Chief Executive Officers Chirag Patel and Chintu Patel said, “We are pleased to welcome Tasos as Amneal’s Chief Financial Officer. With his unique operations-focused perspective and deep cross-functional leadership experiences in the pharmaceutical industry, he is an excellent fit for Amneal. We are confident Tasos’s insights and expertise will further advance our ongoing efforts to unlock operating efficiencies and strategically deploy capital to reinvigorate the business. We look forward to working closely with him as we build on Amneal’s strong foundation to drive long-term growth and value for our stakeholders in 2020 and beyond.”

Mssrs. Patel continued, “We are grateful to Todd for his leadership and contributions to our Company, and we thank him for his work in helping Amneal navigate the challenging industry and market conditions we have experienced. We wish him all the best in his future endeavors.”

Mr. Konidaris said, “With its compelling diversification strategy, extensive portfolio of marketed commercial products and exciting pipeline of generics and specialty therapeutics products, I believe Amneal is building momentum and well-positioned for success. I am excited to work closely with Chirag, Chintu and the rest of the talented leadership team during this important time for the Company.”

Amneal noted that its CFO transition is unrelated to the Company’s financial condition, operational performance, financial reporting or accounting practices, investments, policies or regulatory condition.

About Tasos Konidaris

Mr. Konidaris served as Alcresta Therapeutics, Inc.’s Chief Financial Officer from 2016 to 2020, where he led the company’s finance, corporate development, information technology and human resources functions, and was instrumental in supporting the commercialization of a novel therapy to help critically ill patients and expand the company’s R&D pipeline. Prior to that, he served as Executive Vice President, Chief Financial Officer and Head of Corporate Development of Ikaria, Inc., from 2011 to 2015. In that role, he led finance and corporate development functions in delivering robust global organic growth as well as growth through licensing and acquisitions. Before joining Ikaria, Mr. Konidaris served as Senior Vice President and Chief Financial Officer of Dun & Bradstreet Corporation for seven years, and previously held financial and general management roles of increasing responsibility at Schering-Plough Corporation, Pharmacia Corporation, Novartis Corporation and Bristol-Myers Squibb. He currently serves as a Director on the boards of Kadmon Holdings and Zep Inc. He holds a B.S. in Mathematics and Finance from Gwynedd Mercy University and an M.B.A. from Drexel University.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacturing and distribution of generic and specialty drug products. The Company has manufacturing operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal has an extensive portfolio of more than 225 marketed commercial products and is expanding its portfolio to include complex dosage forms, including biosimilars, in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders. For more information, visit https://www.amneal.com.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, as amended). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal. A list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof, except as otherwise required by United States securities laws.

View source version on businesswire.com:

https://www.businesswire.com/news/home/20200311005788/en/

Tim Lynch / Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

Source: Amneal Pharmaceuticals, Inc.